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                                                                   Exhibit 23.02


                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS


The Board of Directors
Exodus Communications, Inc.:

     We consent to the incorporation by reference in the registration statement on Form S-8 dated on or about December 13, 1999 ("Registration Statement"),of our report dated January 26, 1999, relating to the consolidated balance sheets of Exodus Communications, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedule, which report appears in the December 31, 1998, annual report on Form 10-K of Exodus Communications, Inc. We also consent to the incorporation by reference in the Registration Statement of our report dated November 23, 1999, relating to the supplemental consolidated balance sheets of Exodus Communications, Inc. as of December 31, 1997 and 1998, and the related supplemental consolidated statements of operations, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedule, which report appears in the current report on Form 8-K of Exodus Communications, Inc. dated November 29, 1999.


                                                        /s/ KPMG


Mountain View, California
December 13, 1999